UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 2, 2010, Arch Chemicals, Inc. (the “Company”) released the results of operations and financial condition for the three and nine months ended September 30, 2010. Attached as Exhibit 99, and incorporated herein by reference, is a copy of the Company’s earnings press release dated November 2, 2010.

Included in Exhibit 99 are references to the Company’s income and earnings per share from continuing operations which in some cases, as noted in such exhibit, exclude the effects of restructuring, impairment, the impact of the change in the U.K. tax rate related to the Company’s U.K. pension plans, and executive severance. Additionally, there are references to the Company’s 2010 full year estimate of diluted income per share from continuing operations which excludes the effect of restructuring, impairment and the impact of the change in the U.K. tax rate related to the Company’s U.K. pension plans during the twelve months ended December 31, 2010. The Company believes that these non-GAAP financial measures provide comparative information to the Company’s earnings guidance that was provided on August 4, 2010, as well as a comparison of results to the prior year, and therefore is useful to the investment community. A reconciliation of these non-GAAP financial measures to what the Company believes is the most directly comparable U.S. GAAP financial measure is provided in such Exhibit.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.	Press Release, dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010

ARCH CHEMICALS, INC.

By:	/S/ STEVEN C. GIULIANO
Name:	Steven C. Giuliano
Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.	Press Release, dated November 2, 2010.

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